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               VAN KAMPEN INTERMEDIATE TERM MUNICIPAL INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2007 - MARCH 31, 2008

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
                                                                  AMOUNT OF   % OF
                                        OFFERING   TOTAL AMOUNT     SHARES   OFFERING
                    PURCHASE/   SIZE OF   PRICE         OF        PURCHASED PURCHASED  % OF FUNDS
 SECURITY PURCHASED TRADE DATE OFFERING OF SHARES    OFFERING      BY FUND   BY FUND  TOTAL ASSETS      BROKERS      PURCHASED FROM
-----------------------------------------------------------------------------------------------------------------------------------
  Buckeye Tobacco    10/24/07    --      $96.581  $5,531,594,541 $2,300,000    0.04%     2.17%      Bear, Stearns &    Bear Stearns
     Settlement                                                                                     Co. Inc., Citi,
Financing Authority                                                                                   DEPFA First
                                                                                                   Albany Securities
                                                                                                      LLC, Goldman
                                                                                                      Sachs & Co.,
                                                                                                   JPMorgan, Merrill
                                                                                                      Lynch & Co.,
                                                                                                    Morgan Stanley,
                                                                                                     A.G. Edwards &
                                                                                                    Sons, Inc. Banc
                                                                                                       of America
                                                                                                    Securities LLC,
                                                                                                     Butler Wick &
                                                                                                       Co., Inc.,
                                                                                                    Fidelity Capital
                                                                                                   Markets Services,
                                                                                                      Fifth Third
                                                                                                   Securities, Inc.,
                                                                                                     The Huntington
                                                                                                       Investment
                                                                                                   Company, Key Banc
                                                                                                    Capital Markets
                                                                                                    Lehman Brothers,
                                                                                                      Loop Capital
                                                                                                     Markets, LLC,
                                                                                                        NatCity
                                                                                                   Investments Inc.,
                                                                                                      PNC Capital
                                                                                                    Markets, Raymond
                                                                                                        James &
                                                                                                   Associates, Inc.,
                                                                                                      RBC Capital
                                                                                                     Markets, Rice
                                                                                                       Financial
                                                                                                   Products Company,
                                                                                                   Robert W. Balrd &
                                                                                                    Co., SBK-Brooks
                                                                                                   Investment Corp.,
                                                                                                   Siebert Brandford
                                                                                                    Shank & Co., LLC
                                                                                                        and UBS
                                                                                                    Investment Bank

   New York State    01/10/08    --      $108.368  $520,135,000  $1,000,000    0.19%     0.89%       Citi, Merrill      Citigroup
 Urban Development                                                                                 Lynch & Co., M.R.
  Corporation Rev                                                                                   Beal & Company,
     5.00% due                                                                                      Bear, Stearns &
    12/15/2024                                                                                          Co. Inc.,
                                                                                                    Goldman, Sachs &
                                                                                                      Co., Lehman
                                                                                                    Brothers, Morgan
                                                                                                      Stanley, UBS
                                                                                                    Investment Bank,
                                                                                                      DEPFA First
                                                                                                   Albany Securities
                                                                                                     LLC, JPMorgan,
                                                                                                    KeyBanc Capital
                                                                                                     Markets, Loop
                                                                                                    Capital Markets,
                                                                                                   LLC, Prager Sealy
                                                                                                      & Co., LLC,
                                                                                                     Ramirez & Co.,
                                                                                                     Inc., Raymond
                                                                                                        James &
                                                                                                   Associates, Inc.,
                                                                                                     Wachovia Bank,
                                                                                                        National
                                                                                                    Association and
                                                                                                   Roosevelt & Cross
                                                                                                      Incorporated

 City and County of  02/07/08    --      $108.202  $174,135,000  $2,500,000    1.44%     2.22%      Piper Jaffray &  Piper Jaffray &
  Denver, Colorado                         and                                                      Co., Harvestons        Co.
 General Obligation                      $107.583                                                   Securities Inc.,
   Justice System                                                                                     JPMorgan and
  Facilities Bonds                                                                                   Morgan Stanley
    Series 2008
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